EX-31 Rule 13a-14(d)/15d-14(d) Certification.

  Re: Morgan Stanley Bank of America Merrill Lynch Trust 2013-C12, Commercial Mortgage Pass-Through Certificates, Series 2013-C12 (the "Transaction"), issued pursuant to the Pooling and Servicing Agreement dated as of October 1, 2013 (the "Pooling and Servicing Agreement"), executed in connection with the Transaction (capitalized terms used but not defined herein have the meanings set forth in the Pooling and Servicing Agreement).

  I, Steven Stern, certify that:

  1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of Morgan Stanley Bank of America Merrill Lynch Trust 2013-C12 (the "Exchange Act periodic reports");

  2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

  3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

  4. Based on my knowledge and the servicer compliance statement(s) required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreement(s) in all material respects; and

  5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with
     Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

    In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

     * U.S. Bank National Association, as trustee
     * Wells Fargo Bank, National Association, as certificate administrator, certificate administrator with respect to the Westfield Countryside and Burnham Center mortgage loans, custodian, custodian with respect to the Westfield Countryside and Burnham Center mortgage loans, master servicer and master servicer with respect to the Westfield Countryside mortgage loan
     * Midland Loan Services, a Division of PNC Bank, National Association, as special servicer and special servicer with respect to the Westfield Countryside and Burnham Center mortgage loans
     * Trimont Real Estate Advisors, Inc., as trust advisor
     * CoreLogic Commercial Real Estate Services, Inc., a servicing function participant
     * National Tax Search, LLC, a servicing function participant




Date:   April 14, 2014


By /s/ Steven Stern
   Name:  Steven Stern
   Title: President